UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Stock Options

Prudential Financial, Inc. (the “Company”) is filing as Exhibit 10.1 to this Form 8-K the form of Grant Acceptance Agreement relating to stock option grants to executive officers in 2006 under the Prudential Financial, Inc. Omnibus Incentive Plan.

Performance Shares

The Company is filing as Exhibit 10.2 to this Form 8-K the form of Grant Acceptance Agreement relating to performance share awards to executive officers in 2006 in respect of the performance period 2006 through 2008 under the Prudential Financial, Inc. Omnibus Incentive Plan

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Form of Grant Acceptance Agreement relating to 2006 stock option grants under the Prudential Financial, Inc. Omnibus Incentive Plan.

10.2	Form of Grant Acceptance Agreement relating to 2006 Common Stock performance share awards under the Prudential Financial, Inc. Omnibus Incentive Plan.

10.3	Form of Grant Acceptance Agreement relating to 2003 Common Stock performance share awards under the Prudential Financial, Inc. Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2006

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1	Form of Grant Acceptance Agreement relating to 2006 stock option grants under the Prudential Financial, Inc. Omnibus Incentive Plan

10.2	Form of Grant Acceptance relating to 2006 Common Stock performance share awards under the Prudential Financial, Inc. Omnibus Incentive Plan.

10.3	Form of Grant Acceptance Agreement relating to 2003 Common Stock performance share awards under the Prudential Financial, Inc. Omnibus Incentive Plan.